NEWS FOR IMMEDIATE RELEASE

October 25, 2016	For Further Information Contact:

John Iannone
Vice President, Investor Relations
(304) 905-7021
NASDAQ Symbol: WSBC
Website: www.wesbanco.com

WesBanco Announces Third Quarter 2016 Net Income

(Wheeling, WV)… Todd F. Clossin, President and Chief Executive Officer of WesBanco, Inc. (NASDAQ: WSBC), a Wheeling, West Virginia based multi-state bank holding company, today announced net income and related earnings per share for the three and nine months ended September 30, 2016.  Net income for the nine months ended September 30, 2016 was $62.4 million or $1.61 per diluted share compared to $57.8 million or $1.55 per diluted share for the first nine months of 2015.  Net income for the three months ended September 30, 2016 was $17.4 million, while diluted earnings per share were $0.44, compared to $22.2 million or $0.58 per diluted share for the third quarter of 2015.  Excluding after-tax merger-related expenses (non-GAAP measure) for the nine months ended September 30, 2016, net income increased 6.7% to $69.3 million compared to $64.9 million for 2015, while diluted earnings per share totaled $1.79, compared to $1.75 per share for 2015.  Excluding after-tax merger-related expenses (non-GAAP measure), net income for the three months ended September 30, 2016 was $23.9 million, while diluted earnings per share were $0.60, compared to $22.4 million or $0.58 per diluted share for the third quarter of 2015.

	For the Three Months Ended September 30,				For the Nine Months Ended September 30,
	2016		2015		2016		2015

(unaudited, dollars in thousands, except per share amounts)	Net Income	Diluted Earnings Per Share	Net Income	Diluted Earnings Per Share	Net Income	Diluted Earnings Per Share	Net Income	Diluted Earnings Per Share
Net income (Non-GAAP)(1)	$ 23,859	$ 0.60	$ 22,368	$ 0.58	$ 69,292	$ 1.79	$ 64,931	$ 1.75
Less: After tax merger-related expenses	(6,424)	(0.16)	(120)	-	(6,875)	(0.18)	(7,171)	(0.20)
Net income (GAAP)	$ 17,435	$ 0.44	$ 22,248	$ 0.58	$ 62,417	$ 1.61	$ 57,760	$ 1.55
(1) Non-GAAP net income excludes after-tax merger related expenses.  Non-GAAP measures are defined on page 12 under "Non-GAAP Financial Measures."

Financial results for Your Community Bankshares, Inc. ("YCB") were included in WesBanco's results after September 9, 2016, the date of the consummation of the merger.  The merger, which was announced on May 3, 2016, was approved by all appropriate regulatory agencies and the shareholders of YCB before the end of August, permitting the transaction to be closed in slightly over four months. YCB, with approximately $1.5 billion of assets, was headquartered in New Albany, Indiana and operated through 34 financial centers in Indiana and Kentucky.  The YCB merger meshes well with WesBanco's strategic growth plans and contiguous market expansion, and expands the WesBanco franchise into new attractive growth markets.  WesBanco now has $9.8 billion in total assets and provides banking services through 174 branch locations in five states.  WesBanco's results also include ESB Financial Corporation's ("ESB") results from February 10, 2015, the date of consummation of that merger.

"On September 9th, we welcomed the customers and employees of Your Community Bank into the WesBanco family," said Mr. Clossin.  "We are excited about the opportunities in Indiana and Kentucky as we continue to execute upon our strategic growth plans, and we look forward to formally unveiling the WesBanco brand over the November 4th weekend in our newest markets.  And, most importantly, we are eager to provide a broad array of products and services to our new retail and commercial customers while continuing to deliver the exceptional service to which they are accustomed."

Mr. Clossin added, "we are pleased with WesBanco's performance during the third quarter of 2016 as we continue to drive positive operating leverage in this extended lower for longer interest rate environment.  Our team is executing well against its growth strategies while continuing to maintain tight control over discretionary expenses as demonstrated by the 118 basis point improvement in our year-to-date efficiency ratio."

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Financial Condition

Total assets at September 30, 2016 increased $1.4 billion or 16.1% compared to September 30, 2015 due to the acquisition of YCB.  Excluding the acquisition, total assets decreased slightly as management focused on controlling overall growth in order to delay the financial impact of crossing $10 billion in assets. Portfolio loans increased $1.3 billion or 26.0% over the last twelve months with $1.0 billion from the YCB acquisition and $273.0 million, or 5.5% from organic loan growth. Expanded market areas and additional commercial personnel in our core markets provided the organic loan growth, which occurred primarily in commercial real estate, commercial and industrial and home equity lending categories, and was achieved through $1.4 billion in loan originations in the first nine months of 2016.  Total business loan originations were up approximately 14% compared to the first nine months of 2015.

Total deposits increased $940.6 million or 15.2% during the last twelve months primarily due to the YCB acquisition. Organic total interest bearing and non-interest bearing demand deposits increased 8.9% and total organic deposits, excluding CDs, increased 1.4%.  Through WesBanco's planned funding strategy, certain higher cost or single service CDs were intentionally allowed to run off. Total borrowings increased $162.8 million or 15.0% over the last twelve months, with $122.8 million due to the acquisition, and $36.4 million associated with organic Federal Home Loan Bank ("FHLB") borrowings as part of our stated balance sheet re-mix strategy.

WesBanco continues to maintain strong regulatory capital ratios after the YCB acquisition and implementation of the BASEL III capital standards.  At September 30, 2016, Tier I leverage was 9.51%, Tier I Risk-Based capital was 12.95%, Total Risk-Based capital was 13.94% and the Common Equity Tier 1 capital ratio ("CET 1"), was 11.07%.  Both consolidated and bank-level regulatory capital ratios are well above the applicable "well-capitalized" standards promulgated by bank regulators, as well as the 2015-implemented BASEL III capital standards. Reflecting the impact of the YCB acquisition, these ratios were down somewhat from June 30 levels, however they were higher than originally anticipated at the time of the May merger announcement. Total tangible equity to tangible assets (non-GAAP measure) was 8.26% at September 30, 2016, down 30 basis points from June 30 due to the acquisition, but increasing from 7.87% at September 30, 2015, and 7.95% at December 31, 2015.  Strong earnings and increased total capital have enabled WesBanco to increase the quarterly dividend rate, currently at $0.24 per share, nine times over the last six years, cumulatively representing a 71% increase.  The most recent increase was $0.01 per share per quarter in the first quarter of 2016.

Credit Quality

While the provision for credit losses increased primarily due to loan growth, credit metrics continued to improve.  The provision for credit losses increased to $2.2 million in the third quarter of 2016, compared to $1.8 million in the third quarter of 2015, while year-to-date the provision increased to $6.4 million from $5.8 million in the same period of 2015. Net charge-offs as a percentage of average portfolio loans of 0.20% in the third quarter of 2016 decreased from 0.30% in the third quarter of 2015. For the first nine months of 2016, net charge-offs as a percentage of average portfolio loans of 0.14% decreased from 0.24% in the same 2015 period.

Non-performing loans (including TDRs), criticized and classified loans and past due loans all improved as a percentage of total portfolio loans from the third quarter of 2015. Total non-performing loans were 0.63% of total loans at September 30, 2016, decreasing from 1.08% of total loans in the third quarter of 2015. Criticized and classified loans were 1.42% of total loans, improving from 1.65% at the end of the 2015 third quarter. Past due loans at September 30, 2016 were 0.32% of total loans, improving from 0.37% at September 30, 2015.

The allowance for loan losses represented 0.69% of total portfolio loans at September 30, 2016 compared to 0.82% as of December 31, 2015.  If the acquired YCB and ESB loans (recorded at fair value at the date of acquisition of $1,714.1 million) were excluded from the ratio, the allowance would approximate 0.95% of the adjusted loan total at September 30, 2016 compared to 1.09% prior to the ESB acquisition.

Net Interest Income

Net interest income increased $1.4 million or 2.3% in the third quarter of 2016 compared to the same quarter of 2015 due to a 10.2% increase in average loan balances resulting in a 3.8% increase in average earning assets, partially offset by a 4 basis point decrease in the net interest margin. For the first nine months of 2016, net interest income increased $5.3 million or 3.0% from the acquisitions and from annualized organic loan growth of approximately 4.2%, reduced by a 14 basis point decline in the net interest margin.

The net interest margin decreased to 3.32% in the third quarter, compared to 3.36% in same quarter of 2015, but increased two basis points from the second quarter of 2016's 3.30%. The year-over-year decrease in the quarter's net interest margin is primarily due to a 9 basis point decrease for total loans due to repricing of existing loans at lower spreads, competitive pricing on new loans and the extended low interest rate environment.  Mitigating this reduction is the aforementioned loan growth, which improves overall asset yields as average loan rates are generally higher than securities rates. Funding costs increased 11 basis points in the third quarter compared to the same quarter in 2015, primarily due to an increase in the percentage of total FHLB borrowings to 16.4% of interest bearing liabilities from 12.7% in 2015, as well as a 34 basis point increase in the average rate on these borrowings year-over-year. Average interest bearing deposits in the third quarter decreased by 3.5%, primarily due to the runoff of CDs.  During the last few quarters, the net interest margin has been relatively stable, ranging from 3.29% to 3.32% and the re-mix in average earning assets has continued as securities as a

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percentage of total assets have been reduced from 29.8% at September 30, 2015 to 24.0% at September 30, 2016, while loans have increased as a percentage of total assets to 63.6%.  Year-to-date, the decline in the margin of 14 basis points resulted from the same factors affecting the third quarter.  Loan growth has assisted in maintaining the net interest margin at its present level despite lower loan yields and overall spread compression.

Non-Interest Income

For the third quarter of 2016, non-interest income increased $2.8 million or 15.6% compared to the 2015 third quarter.  Trust fees increased $0.3 million or 5.6% compared to the third quarter of last year from increased total assets under management, higher estate fees and market improvements.  Service charges on deposits increased $0.3 million or 7.0% through a larger customer deposit base from the addition of YCB.  Net securities gains increased $0.6 million in the third quarter of 2016 compared to the third quarter of 2015, primarily due to realized gains resulting from the sale of mortgage-backed securities in the quarter.  Net securities brokerage revenue decreased $0.5 million or 26.2% from staff restructuring and an emphasis on deposit retention. Other income increased $1.9 million in the third quarter due to $1.3 million of commercial customer loan swap fee income and improvement in various other income categories including mortgage banking gains. For the nine months ended September 30, 2016, non-interest income increased $5.6 million or 10.2%, reflecting similar trends as in the third quarter, while trust fees decreased 3.0% due to lower total assets under management and lower estate fees earlier in the year, electronic banking fees increased 5.8% and net gain on sales of mortgage loans increased 40.2%.

Non-Interest Expense

The following comments on non-interest expense exclude merger-related expenses in both years.  Non-interest expense in the third quarter of 2016 grew $0.9 million or 2.0%, compared to the same quarter in 2015.  For the first nine months, non-interest expense increased $3.7 million or 2.7%.  With net revenue growth of 4.7% in the first nine months of 2016, this positive operating leverage helped to improve the efficiency ratio in 2016 to 56.1% from 57.3% in the 2015 period.  For the third quarter, salaries and wages increased $1.4 million or 7.0% due to increased compensation expense related to an 18.3% increase in full-time equivalent employees, primarily in the third quarter of 2016 from the YCB acquisition, and routine annual adjustments to compensation. Employee benefits expense increased $0.2 million, primarily from increased deferred compensation expense. Marketing expense decreased $0.2 million as WesBanco focused on preparing for the introduction of YCB customers to our organization. The increase in non-interest expense for the first nine months of 2016 reflects similar trends as in the third quarter.

Financial Results Conference Call

WesBanco will also host a conference call to discuss the Company's financial results for the third quarter of 2016 at 1:30 p.m. ET on Wednesday, October 26, 2016.  Interested parties can access the live webcast of the conference call through the Investor Relations section of the Company's website, www.wesbanco.com.  Participants can also listen to the conference call by dialing 888-347-6607, 855-669-9657 for Canadian callers, or 412-902-4290 for international callers, and asking to be joined into the WesBanco call. Please log in or dial in at least 10 minutes prior to the start time to ensure a connection.

A replay of the conference call will be available by dialing 877-344-7529, 855-669-9658 for Canadian callers, or 412-317-0088 for international callers, and providing the access code of 10094264. The replay will begin at approximately 3:30 p.m. ET on October 26, and end at 12 a.m. ET on November 9. An archive of the webcast will be available for one year on the Investor Relations section of the Company's website (www.wesbanco.com).

Founded in 1870, WesBanco, Inc. (www.wesbanco.com) is a multi-state, bank holding company with total assets of approximately $9.8 billion (as of September 30, 2016). WesBanco is a diversified and well-balanced financial services institution, with a community bank at its core, built upon a strong legacy of credit and risk management. WesBanco has meaningful market share across its key geographies maintained by its commitment to dedicated customer service and solid fee-based businesses. It also provides wealth management services through a century-old trust and wealth management business, with more than $3 billion of assets under management, and serves as registered investment advisor to a proprietary mutual fund family, the WesMark Funds.  WesBanco's banking subsidiary, WesBanco Bank, Inc., operates 174 financial centers in the states of Indiana, Kentucky, Ohio, Pennsylvania, and West Virginia. In addition, WesBanco operates an insurance agency, WesBanco Insurance Services, Inc., and a full service broker/dealer, WesBanco Securities, Inc.

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Forward-looking Statements:
Forward-looking statements in this report relating to WesBanco's plans, strategies, objectives, expectations, intentions and adequacy of resources, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The information contained in this report should be read in conjunction with WesBanco's Form 10-K for the year ended December 31, 2015 and documents subsequently filed by WesBanco with the Securities and Exchange Commission ("SEC"), including WesBanco's Form 10-Q for the quarters ended March 31 and June 30, 2016, which are available at the SEC's website, www.sec.gov or at WesBanco's website, www.wesbanco.com.  Investors are cautioned that forward-looking statements, which are not historical fact, involve risks and uncertainties, including those detailed in WesBanco's most recent Annual Report on Form 10-K filed with the SEC under "Risk Factors" in Part I, Item 1A. Such statements are subject to important factors that could cause actual results to differ materially from those contemplated by such statements, including, without limitation, that the businesses of WesBanco and YCB may not be integrated successfully or such integration may take longer to accomplish than expected; the expected cost savings and any revenue synergies from the merger of WesBanco and YCB may not be fully realized within the expected timeframes; disruption from the merger of WesBanco and YCB may make it more difficult to maintain relationships with clients, associates, or suppliers; the effects of changing regional and national economic conditions; changes in interest rates, spreads on earning assets and interest-bearing liabilities, and associated interest rate sensitivity; sources of liquidity available to WesBanco and its related subsidiary operations; potential future credit losses and the credit risk of commercial, real estate, and consumer loan customers and their borrowing activities; actions of the Federal Reserve Board, the Federal Deposit Insurance Corporation, the SEC, the Financial Institution Regulatory Authority, the Municipal Securities Rulemaking Board, the Securities Investors Protection Corporation, and other regulatory bodies; potential legislative and federal and state regulatory actions and reform, including, without limitation, the impact of the implementation of the Dodd-Frank Act; adverse decisions of federal and state courts; fraud, scams and schemes of third parties; internet hacking; competitive conditions in the financial services industry; rapidly changing technology affecting financial services; marketability of debt instruments and corresponding impact on fair value adjustments; and/or other external developments materially impacting WesBanco's operational and financial performance.  WesBanco does not assume any duty to update forward-looking statements.

WESBANCO, INC.
Consolidated Selected Financial Highlights	Page 5
(unaudited, dollars in thousands, except shares and per share amounts)

	For the Three Months Ended			For the Nine Months Ended
STATEMENT OF INCOME	September 30,			September 30,
Interest and dividend income	2016	2015	% Change	2016	2015	% Change
Loans, including fees	$ 55,822	$ 51,876	7.6	$ 160,858	$ 151,913	5.9
Interest and dividends on securities:
Taxable	9,137	10,251	(10.9)	29,129	28,792	1.2
Tax-exempt	4,559	4,535	0.5	13,620	12,120	12.4
Total interest and dividends on securities	13,696	14,786	(7.4)	42,749	40,912	4.5
Other interest income	574	273	110.3	1,671	1,227	36.2
Total interest and dividend income	70,092	66,935	4.7	205,278	194,052	5.8
Interest expense
Interest bearing demand deposits	691	517	33.7	1,841	1,425	29.2
Money market deposits	444	485	(8.5)	1,350	1,430	(5.6)
Savings deposits	173	165	4.8	502	475	5.7
Certificates of deposit	2,592	2,662	(2.6)	7,835	8,403	(6.8)
Total interest expense on deposits	3,900	3,829	1.9	11,528	11,733	(1.7)
Federal Home Loan Bank borrowings	3,005	1,650	82.1	9,104	3,157	188.4
Other short-term borrowings	118	89	32.6	299	254	17.7
Subordinated debt and junior subordinated debt owed to unconsolidated subsidiary trusts	1,043	758	37.6	2,706	2,541	6.5
Total interest expense	8,066	6,326	27.5	23,637	17,685	33.7
Net interest income	62,026	60,609	2.3	181,641	176,367	3.0
Provision for credit losses	2,214	1,798	23.1	6,350	5,768	10.1
Net interest income after provision for credit losses	59,812	58,811	1.7	175,291	170,599	2.8
Non-interest income
Trust fees	5,413	5,127	5.6	16,160	16,656	(3.0)
Service charges on deposits	4,733	4,425	7.0	12,861	12,342	4.2
Electronic banking fees	3,945	3,849	2.5	11,290	10,670	5.8
Net securities brokerage revenue	1,473	1,996	(26.2)	5,119	5,897	(13.2)
Bank-owned life insurance	995	1,021	(2.5)	2,910	3,264	(10.8)
Net gains on sales of mortgage loans	814	779	4.5	2,045	1,459	40.2
Net securities gains	598	47	1,172.3	2,293	69	3,223.2
Net gain/(loss) on other real estate owned and other assets	184	(18)	1,122.2	380	167	127.5
Other income	2,862	960	198.1	6,943	3,916	77.3
Total non-interest income	21,017	18,186	15.6	60,001	54,440	10.2
Non-interest expense
Salaries and wages	21,225	19,832	7.0	60,136	57,468	4.6
Employee benefits	6,275	6,028	4.1	20,684	20,151	2.6
Net occupancy	3,647	3,533	3.2	10,459	10,298	1.6
Equipment	3,557	3,731	(4.7)	10,387	9,689	7.2
Marketing	1,295	1,514	(14.5)	3,876	4,221	(8.2)
FDIC insurance	961	1,064	(9.7)	3,225	3,014	7.0
Amortization of intangible assets	837	815	2.7	2,263	2,325	(2.7)
Restructuring and merger-related expenses	9,883	185	5,242.2	10,577	11,033	(4.1)
Other operating expenses	9,921	10,279	(3.5)	28,696	28,830	(0.5)
Total non-interest expense	57,601	46,981	22.6	150,303	147,029	2.2
Income before provision for income taxes	23,228	30,016	(22.6)	84,989	78,010	8.9
Provision for income taxes	5,793	7,768	(25.4)	22,572	20,250	11.5
Net Income	$ 17,435	$ 22,248	(21.6)	$ 62,417	$ 57,760	8.1

Taxable equivalent net interest income	$ 64,481	$ 63,051	2.3	$ 188,975	$ 182,893	3.3

Per common share data
Net income per common share - basic	$ 0.44	$ 0.58	(24.1)	$ 1.61	$ 1.55	3.9
Net income per common share - diluted	0.44	0.58	(24.1)	1.61	1.55	3.9
Dividends declared	0.24	0.23	4.3	0.72	0.69	4.3
Book value (period end)				30.71	28.97	6.0
Tangible book value (period end) (1)				17.38	16.27	6.8
Average common shares outstanding - basic	39,715,516	38,523,593	3.1	38,828,618	37,144,783	4.5
Average common shares outstanding - diluted	39,743,291	38,556,995	3.1	38,855,453	37,204,114	4.4
Period end common shares outstanding	43,860,883	38,517,542	13.9	43,860,883	38,517,542	13.9

(1) See non-GAAP financial measures for additional information relating to the calculation of this item.

WESBANCO, INC.
Consolidated Selected Financial Highlights	Page 6
(unaudited, dollars in thousands)

Selected ratios
	For the Nine Months Ended
	September 30,
	2016	2015	% Change

Return on average assets	0.97%	0.97%	-%
Return on average equity	7.12	7.44	(4.30)
Return on average tangible equity (1)	12.56	12.97	(3.16)
Yield on earning assets (2)	3.71	3.78	(1.85)
Cost of interest bearing liabilities	0.52	0.42	23.81
Net interest spread (2)	3.19	3.36	(5.06)
Net interest margin (2)	3.30	3.44	(4.07)
Efficiency (1) (2)	56.12	57.30	(2.06)
Average loans to average deposits	85.16	77.85	9.39
Annualized net loan charge-offs/average loans	0.14	0.24	(41.67)
Effective income tax rate	26.56	25.96	2.31

	For the Quarter Ended
	Sept. 30,	June 30,	Mar. 31,	Dec. 31,	Sept. 30,
	2016	2016	2016	2015	2015

Return on average assets	0.79%	1.05%	1.08%	1.07%	1.05%
Return on average equity	5.71	7.69	8.07	8.11	7.96
Return on average tangible equity (1)	10.02	13.55	14.40	14.68	14.58
Yield on earning assets (2)	3.73	3.71	3.70	3.69	3.70
Cost of interest bearing liabilities	0.53	0.53	0.52	0.47	0.42
Net interest spread (2)	3.20	3.18	3.18	3.22	3.28
Net interest margin (2)	3.32	3.30	3.29	3.32	3.36
Efficiency (1) (2)	55.81	57.04	55.52	56.34	57.60
Average loans to average deposits	87.26	84.99	83.22	80.66	78.75
Annualized net loan charge-offs/average loans	0.20	0.08	0.12	0.20	0.30
Effective income tax rate	24.94	26.78	27.54	26.20	25.88
Trust assets, market value at period end	$ 3,694,405	$ 3,660,736	$ 3,623,532	$ 3,625,411	$ 3,650,043

(1) See non-GAAP financial measures for additional information relating to the calculation of this item.
(2) The yield on earning assets, net interest margin, net interest spread and efficiency ratios are presented on a fully taxable-equivalent (FTE) and annualized basis. The FTE basis adjusts for the tax benefit of income on certain tax-exempt loans and investments. WesBanco believes this measure to be the preferred industry measurement of net interest income and provides a relevant comparison between taxable and non-taxable amounts.

WESBANCO, INC.
Consolidated Selected Financial Highlights	Page 7
(unaudited, dollars in thousands, except shares)	% Change
Balance sheets	September 30,			Dec. 31,	December 31, 2015
Assets	2016	2015	% Change	2015	to September 30, 2016
Cash and due from banks	$ 106,430	$ 90,831	17.2	$ 75,707	40.6
Due from banks - interest bearing	9,702	2,144	352.5	10,978	(11.6)
Securities:
Trading securities, at fair value	7,070	6,294	12.3	6,451	9.6
Available-for-sale, at fair value	1,302,029	1,553,424	(16.2)	1,403,069	(7.2)
Held-to-maturity (fair values of $1,089,227; $864,226 and $1,038,207, respectively)	1,049,093	957,352	9.6	1,012,930	3.6
Total securities	2,358,192	2,517,070	(6.3)	2,422,450	(2.7)
Loans held for sale	20,231	10,765	87.9	7,899	156.1
Portfolio loans:
Commercial real estate	2,826,634	2,183,338	29.5	2,256,381	25.3
Commercial and industrial	1,097,788	725,730	51.3	737,878	48.8
Residential real estate	1,395,886	1,243,630	12.2	1,247,800	11.9
Home equity	505,369	403,387	25.3	416,889	21.2
Consumer	411,175	394,557	4.2	406,894	1.1
Total portfolio loans, net of unearned income	6,236,852	4,950,642	26.0	5,065,842	23.1
Allowance for loan losses	(42,755)	(41,624)	(2.7)	(41,710)	(2.5)
Net portfolio loans	6,194,097	4,909,018	26.2	5,024,132	23.3
Premises and equipment, net	138,731	111,699	24.2	112,203	23.6
Accrued interest receivable	29,964	27,000	11.0	25,759	16.3
Goodwill and other intangible assets, net	591,866	492,725	20.1	490,888	20.6
Bank-owned life insurance	186,993	155,894	19.9	150,980	23.9
Other assets	176,178	135,284	30.2	149,302	18.0
Total Assets	$ 9,812,384	$ 8,452,430	16.1	$ 8,470,298	15.8

Liabilities
Deposits:
Non-interest bearing demand	$ 1,697,476	$ 1,280,329	32.6	$ 1,311,455	29.4
Interest bearing demand	1,618,514	1,206,837	34.1	1,152,071	40.5
Money market	1,016,300	1,011,420	0.5	967,561	5.0
Savings deposits	1,228,509	1,064,426	15.4	1,077,374	14.0
Certificates of deposit	1,573,712	1,630,890	(3.5)	1,557,838	1.0
Total deposits	7,134,511	6,193,902	15.2	6,066,299	17.6
Federal Home Loan Bank borrowings	950,847	893,117	6.5	1,041,750	(8.7)
Other short-term borrowings	132,497	84,587	56.6	81,356	62.9
Subordinated debt and junior subordinated debt owed to unconsolidated subsidiary trusts	163,364	106,196	53.8	106,196	53.8
Total borrowings	1,246,708	1,083,900	15.0	1,229,302	1.4
Accrued interest payable	2,898	2,832	2.3	1,715	69.0
Other liabilities	81,116	56,054	44.7	50,850	59.5
Total Liabilities	8,465,233	7,336,688	15.4	7,348,166	15.2

Shareholders' Equity
Preferred stock, no par value; 1,000,000 shares authorized;
none outstanding	-	-	-	-	-
Common stock, $2.0833 par value; 100,000,000 shares authorized in
2016 and 2015, respectively; 43,860,883; 38,546,042 and 38,546,042 shares
issued, respectively; 43,860,883; 38,517,542 and 38,459,635 shares	91,377	80,304	13.8	80,304	13.8
outstanding, respectively
Capital surplus	678,007	515,783	31.5	516,294	31.3
Retained earnings	583,392	535,777	8.9	549,921	6.1
Treasury stock ( 0; 28,500 and 86,407 shares - at cost, respectively)	-	(890)	100.0	(2,640)	100.0
Accumulated other comprehensive loss	(5,062)	(14,446)	65.0	(20,954)	75.8
Deferred benefits for directors	(563)	(786)	28.4	(793)	29.0
Total Shareholders' Equity	1,347,151	1,115,742	20.7	1,122,132	20.1
Total Liabilities and Shareholders' Equity	$ 9,812,384	$ 8,452,430	16.1	$ 8,470,298	15.8

WESBANCO, INC.
Consolidated Selected Financial Highlights	Page 8
(unaudited, dollars in thousands, except shares)
Balance sheets	Sept. 30,	June 30,
Assets	2016	2016	% Change
Cash and due from banks	$ 106,430	$ 85,788	24.1
Due from banks - interest bearing	9,702	1,838	427.9
Securities:
Trading securities, at fair value	7,070	6,919	2.2
Available-for-sale, at fair value	1,302,029	1,248,016	4.3
Held-to-maturity (fair values of $1,089,227 and 1,044,644, respectively)	1,049,093	997,354	5.2
Total securities	2,358,192	2,252,289	4.7
Loans held for sale	20,231	9,974	102.8
Portfolio Loans:
Commercial real estate	2,826,634	2,283,198	23.8
Commercial and industrial	1,097,788	814,055	34.9
Residential real estate	1,395,886	1,242,015	12.4
Home equity	505,369	435,187	16.1
Consumer	411,175	395,377	4.0
Total portfolio loans, net of unearned income	6,236,852	5,169,832	20.6
Allowance for loan losses	(42,755)	(43,328)	(1.3)
Net portfolio loans	6,194,097	5,126,504	20.8
Premises and equipment, net	138,731	110,611	25.4
Accrued interest receivable	29,964	24,588	21.9
Goodwill and other intangible assets, net	591,866	490,143	20.8
Bank-owned life insurance	186,993	152,876	22.3
Other assets	176,178	142,813	23.4
Total Assets	$ 9,812,384	$ 8,397,424	16.8

Liabilities
Deposits:
Non-interest bearing demand	$ 1,697,476	$ 1,310,981	29.5
Interest bearing demand	1,618,514	1,208,149	34.0
Money market	1,016,300	890,584	14.1
Savings deposits	1,228,509	1,088,032	12.9
Certificates of deposit	1,573,712	1,430,353	10.0
Total deposits	7,134,511	5,928,099	20.4
Federal Home Loan Bank borrowings	950,847	1,056,970	(10.0)
Other short-term borrowings	132,497	79,103	67.5
Subordinated debt and junior subordinated debt owed to unconsolidated subsidiary trusts	163,364	106,196	53.8
Total borrowings	1,246,708	1,242,269	0.4
Accrued interest payable	2,898	2,200	31.7
Other liabilities	81,116	60,436	34.2
Total liabilities	8,465,233	7,233,004	17.0

Shareholders' Equity
Preferred stock, no par value; 1,000,000 shares authorized;
none outstanding	-	-	-
Common stock, $2.0833 par value; 100,000,000 shares authorized;
43,860,883 and 38,546,042 shares issued, respectively;
43,860,883 and 38,411,343 shares outstanding, respectively	91,377	80,304	13.8
Capital surplus	678,007	515,156	31.6
Retained earnings	583,392	576,483	1.2
Treasury stock ( 0 and 134,699 shares - at cost)	-	(3,868)	100.0
Accumulated other comprehensive loss	(5,062)	(3,097)	(63.4)
Deferred benefits for directors	(563)	(558)	1.0
Total Shareholders' Equity	1,347,151	1,164,420	15.7
Total Liabilities and Shareholders' Equity	$ 9,812,384	$ 8,397,424	16.8

WESBANCO, INC.
Consolidated Selected Financial Highlights	Page 9
(unaudited, dollars in thousands)
Average balance sheet and
net interest margin analysis	For the Three Months Ended September 30,				For the Nine Months Ended September 30,
	2016		2015		2016		2015
	Average	Average	Average	Average	Average	Average	Average	Average
Assets	Balance	Rate	Balance	Rate	Balance	Rate	Balance	Rate
Due from banks - interest bearing	$ 17,433	0.80%	$ 10,448	0.19%	$ 31,750	0.52%	$ 16,754	0.17%
Loans, net of unearned income (1)	5,436,876	4.08	4,933,840	4.17	5,231,118	4.11	4,789,807	4.24
Securities: (2)
Taxable	1,590,233	2.30	1,854,679	2.21	1,698,558	2.29	1,719,438	2.23
Tax-exempt (3)	655,356	4.28	628,475	4.44	645,522	4.33	542,700	4.58
Total securities	2,245,589	2.88	2,483,154	2.78	2,344,080	2.85	2,262,138	2.80
Other earning assets (4)	45,258	4.76	34,712	3.09	45,460	4.54	24,953	6.43
Total earning assets (3)	7,745,156	3.73%	7,462,154	3.70%	7,652,408	3.71%	7,093,652	3.78%
Other assets	989,068		937,706		951,530		906,112
Total Assets	$ 8,734,224		$ 8,399,860		$ 8,603,938		$ 7,999,764

Liabilities and Shareholders' Equity
Interest bearing demand deposits	$ 1,328,403	0.21%	$ 1,193,502	0.17%	$ 1,250,157	0.20%	$ 1,127,608	0.17%
Money market accounts	927,839	0.19	1,007,674	0.19	935,339	0.19	1,006,046	0.19
Savings deposits	1,122,715	0.06	1,070,179	0.06	1,100,094	0.06	1,035,882	0.06
Certificates of deposit	1,426,559	0.72	1,708,206	0.62	1,500,591	0.70	1,732,117	0.65
Total interest bearing deposits	4,805,516	0.32	4,979,561	0.31	4,786,181	0.32	4,901,653	0.32
Federal Home Loan Bank borrowings	989,585	1.21	754,194	0.87	1,019,696	1.19	493,788	0.85
Other borrowings	114,390	0.41	103,461	0.34	100,054	0.40	105,573	0.32
Subordinated debt and junior subordinated debt owed to unconsolidated subsidiary trusts	119,246	3.48	106,196	2.83	110,582	3.27	118,085	2.88
Total interest bearing liabilities	6,028,737	0.53%	5,943,412	0.42%	6,016,513	0.52%	5,619,099	0.42%
Non-interest bearing demand deposits	1,425,416		1,285,509		1,356,336		1,250,913
Other liabilities	65,258		62,323		60,290		92,258
Shareholders' equity	1,214,813		1,108,616		1,170,799		1,037,494
Total Liabilities and Shareholders' Equity	$ 8,734,224		$ 8,399,860		$ 8,603,938		$ 7,999,764
Taxable equivalent net interest spread		3.20%		3.28%		3.19%		3.36%
Taxable equivalent net interest margin		3.32%		3.36%		3.30%		3.44%

(1) Gross of allowance for loan losses and net of unearned income.  Includes non-accrual and loans held for sale. Loan fees included in interest income on loans are
       $0.8 million and $40 thousand for the three months ended September 30, 2016 and 2015, respectively, and  $2.3 million and $0.8 million for the nine months ended September 30, 2016 and 2015, respectively. Additionally, loan accretion included in interest income on loans acquired from prior acquisitions was
       $0.8 million and $1.1 million for the three months ended September 30, 2016 and 2015, respectively, and $2.3 million and $3.0 million for the nine months ended September 30, 2016 and 2015, respectively, while accretion on  interest bearing liabilities acquired from the prior acquisitions was $0.3 and $0.8 million for the three months ended September 30, 2016 and 2015, respectively, and $1.2 million and $2.7 million for the nine months ended September 30,
       2016 and 2015, respectively.

(2) Average yields on available-for-sale securities are calculated based on amortized cost.
(3) Taxable equivalent basis is calculated on tax-exempt securities using a rate of 35% for each period presented.
(4) Interest income on other earning assets includes $0.6 million of a special dividend from FHLB Pittsburgh for the nine months ended September 30, 2015.

WESBANCO, INC.
Consolidated Selected Financial Highlights	Page 10
(unaudited, dollars in thousands, except shares and per share amounts)
	Quarter Ended
Statement of Income	Sept. 30,	June 30,	Mar. 31,	Dec. 31,	Sept. 30,
Interest income	2016	2016	2016	2015	2015
Loans, including fees	$ 55,822	$ 52,697	$ 52,338	$ 52,080	$ 51,876
Interest and dividends on securities:
Taxable	9,137	9,775	10,217	10,522	10,251
Tax-exempt	4,559	4,540	4,521	4,644	4,535
Total interest and dividends on securities	13,696	14,315	14,738	15,166	14,786
Other interest income	574	573	525	414	273
Total interest and dividend income	70,092	67,585	67,601	67,660	66,935
Interest expense
Interest bearing demand deposits	691	643	507	518	517
Money market deposits	444	450	456	484	485
Savings deposits	173	165	165	165	165
Certificates of deposit	2,592	2,583	2,659	2,630	2,662
Total interest expense on deposits	3,900	3,841	3,787	3,797	3,829
Federal Home Loan Bank borrowings	3,005	3,031	3,068	2,353	1,650
Other short-term borrowings	118	99	82	116	89
Subordinated debt and junior subordinated debt owed to unconsolidated subsidiary trusts	1,043	840	822	774	758
Total interest expense	8,066	7,811	7,759	7,040	6,326
Net interest income	62,026	59,774	59,842	60,620	60,609
Provision for credit losses	2,214	1,811	2,324	2,585	1,798
Net interest income after provision for credit losses	59,812	57,963	57,518	58,035	58,811
Non-interest income
Trust fees	5,413	5,036	5,711	5,244	5,127
Service charges on deposits	4,733	4,176	3,952	4,401	4,425
Electronic banking fees	3,945	3,742	3,604	3,691	3,849
Net securities brokerage revenue	1,473	1,750	1,896	1,795	1,996
Bank-owned life insurance	995	942	973	1,598	1,021
Net gains on sales of mortgage loans	814	683	548	612	779
Net securities gains	598	585	1,111	880	47
Net gain / (loss) on other real estate owned and other assets	184	214	(18)	189	(18)
Other income	2,862	2,463	1,616	1,616	960
Total non-interest income	21,017	19,591	19,393	20,026	18,186
Non-interest expense
Salaries and wages	21,225	19,731	19,180	19,872	19,832
Employee benefits	6,275	7,332	7,077	6,745	6,028
Net occupancy	3,647	3,220	3,591	3,336	3,533
Equipment	3,557	3,402	3,428	3,506	3,731
Marketing	1,295	1,608	973	1,425	1,514
FDIC insurance	961	1,099	1,166	1,093	1,064
Amortization of intangible assets	837	697	730	811	815
Restructuring and merger-related expenses	9,883	694	-	48	185
Other operating expenses	9,921	9,577	9,198	10,058	10,279
Total non-interest expense	57,601	47,360	45,343	46,894	46,981
Income before provision for income taxes	23,228	30,194	31,568	31,167	30,016
Provision for income taxes	5,793	8,085	8,694	8,165	7,768
Net Income	$ 17,435	$ 22,109	$ 22,874	$ 23,002	$ 22,248

Taxable equivalent net interest income	$ 64,481	$ 62,219	$ 62,276	$ 63,121	$ 63,051

Per common share data
Net income per common share - basic	$ 0.44	$ 0.58	$ 0.60	$ 0.60	$ 0.58
Net income per common share - diluted	$ 0.44	$ 0.58	$ 0.60	$ 0.60	$ 0.58
Dividends declared	$ 0.24	$ 0.24	$ 0.24	$ 0.23	$ 0.23
Book value (period end)	$ 30.71	$ 30.31	$ 29.87	$ 29.18	$ 28.97
Tangible book value (period end) (1)	$ 17.38	$ 17.64	$ 17.17	$ 16.51	$ 16.27
Average common shares outstanding - basic	39,715,516	38,373,610	38,386,983	38,507,772	38,523,593
Average common shares outstanding - diluted	39,743,291	38,410,393	38,402,316	38,538,771	38,556,995
Period end common shares outstanding	43,860,883	38,411,343	38,362,534	38,459,635	38,517,542
Full time equivalent employees	1,936	1,650	1,624	1,633	1,637

(1) See non-GAAP financial measures for additional information relating to the calculation of this item.

WESBANCO, INC.
Consolidated Selected Financial Highlights	Page 11
(unaudited, dollars in thousands)
	Quarter Ended
	Sept. 30,		June 30,		Mar. 31,		Dec. 31,		Sept. 30,
Asset quality data	2016		2016		2016		2015		2015
Non-performing assets:
Troubled debt restructurings - accruing	$ 8,605		$ 8,979		$ 9,550		$ 11,548		$ 12,030
Non-accrual loans:
Troubled debt restructurings	3,759		4,121		4,517		4,617		12,661
Other non-accrual loans	26,897		28,334		29,343		28,764		28,633
Total non-accrual loans	30,656		32,455		33,860		33,381		41,294
Total non-performing loans	39,261		41,434		43,410		44,929		53,324
Other real estate and repossessed assets	9,794		4,481		5,329		5,825		6,062
Total non-performing assets	$ 49,055		$ 45,915		$ 48,739		$ 50,754		$ 59,386

Past due loans (1):
Loans past due 30-89 days	$ 17,569		$ 10,392		$ 11,888		$ 11,005		$ 12,422
Loans past due 90 days or more	2,392		2,263		4,186		3,126		6,079
Total past due loans	$ 19,961		$ 12,655		$ 16,074		$ 14,131		$ 18,501

Criticized and classified loans (2):
Criticized loans	$ 35,468		$ 26,543		$ 31,410		$ 26,298		$ 32,253
Classified loans	52,909		52,789		53,182		53,408		49,204
Total criticized and classified loans	$ 88,377		$ 79,332		$ 84,592		$ 79,706		$ 81,457

Loans past due 30-89 days / total portfolio loans	0.28%		0.20%		0.23%		0.22%		0.25%
Loans past due 90 days or more / total portfolio loans	0.04		0.04		0.08		0.06		0.12
Non-performing loans / total portfolio loans	0.63		0.80		0.85		0.89		1.08
Non-performing assets/total portfolio loans, other
real estate and repossessed assets	0.79		0.89		0.95		1.00		1.20
Non-performing assets / total assets	0.50		0.55		0.57		0.60		0.70
Criticized and classified loans / total portfolio loans	1.42		1.53		1.65		1.57		1.65

Allowance for loan losses
Allowance for loan losses	$ 42,755		$ 43,328		$ 42,525		$ 41,710		$ 41,624
Provision for credit losses	2,214		1,811		2,324		2,585		1,798
Net loan and deposit account overdraft charge-offs	2,798		1,013		1,532		2,516		3,768

Annualized net loan charge-offs /average loans	0.20%		0.08%		0.12%		0.20%		0.30%
Allowance for loan losses / total portfolio loans	0.69%		0.84%		0.83%		0.82%		0.84%
Allowance for loan losses / non-performing loans	1.09	x	1.05	x	0.98	x	0.93	x	0.78	x
Allowance for loan losses / non-performing loans and
loans past due	0.72	x	0.80	x	0.71	x	0.71	x	0.58	x

	Quarter Ended
	Sept. 30,		June 30,		Mar. 31,		Dec. 31,		Sept. 30,
	2016		2016		2016		2015		2015
Capital ratios
Tier I leverage capital	9.51%		9.71%		9.46%		9.38%		9.39%
Tier I risk-based capital	12.95		13.62		13.30		13.35		13.68
Total risk-based capital	13.94		14.40		14.06		14.11		14.47
Common equity tier 1 capital ratio (CET 1)	11.07		11.88		11.58		11.66		11.92
Average shareholders' equity to average assets	13.91		13.60		13.32		13.24		13.20
Tangible equity to tangible assets (3)	8.26		8.56		8.15		7.95		7.87

(1) Excludes non-performing loans.
(2) Criticized and classified loans may include loans that are also reported as non-performing or past due.
(3) See non-GAAP financial measures for additional information relating to the calculation of this ratio.

NON-GAAP FINANCIAL MEASURES	Page 12
The following non-GAAP financial measures used by WesBanco provide information useful to investors in understanding WesBanco's operating performance and trends, and facilitate comparisons with the performance of WesBanco's peers. The following tables summarize the non-GAAP financial measures derived from amounts reported in WesBanco's financial statements.

	Three Months Ended					Year to Date
	Sept. 30,	June 30,	Mar. 31,	Dec. 31,	Sept. 30,	Sept. 30,
(unaudited, dollars in thousands, except shares and per share amounts)	2016	2016	2016	2015	2015	2016	2015
Return on average tangible equity:
Net income (annualized)	$ 69,361	$ 88,922	$ 91,999	$ 91,258	$ 88,267	$ 83,375	$ 77,225
Plus: amortization of intangibles (annualized) (1)	2,164	1,822	1,908	2,091	2,102	1,965	2,021
Net income before amortization of intangibles (annualized)	71,525	90,744	93,907	93,349	90,369	85,340	79,246

Average total shareholders' equity	1,214,813	1,156,923	1,139,514	1,124,759	1,108,616	1,170,799	1,037,494
Less: average goodwill and other intangibles, net of def. tax liability	(500,752)	(487,085)	(487,210)	(488,677)	(488,726)	(491,465)	(426,557)
Average tangible equity	$ 714,061	$ 669,838	$ 652,304	$ 636,082	$ 619,890	$ 679,334	$ 610,937

Return on average tangible equity	10.02%	13.55%	14.40%	14.68%	14.58%	12.56%	12.97%

Efficiency ratio:
Non-interest expense	$ 57,601	$ 47,360	$ 45,343	$ 46,894	$ 46,981	$ 150,303	$ 147,029
Less: restructuring and merger-related expenses	(9,883)	(694)	-	(48)	(185)	(10,577)	(11,033)
Non-interest expense excluding restructuring and merger-related expenses	47,718	46,666	45,343	46,846	46,796	139,726	135,996

Net interest income on a fully taxable equivalent basis	64,481	62,219	62,276	63,121	63,051	188,975	182,893
Non-interest income	21,017	19,591	19,393	20,026	18,186	60,001	54,440
Net interest income on a fully taxable equivalent basis plus non-interest income	$ 85,498	$ 81,810	$ 81,669	$ 83,147	$ 81,237	$ 248,975	$ 237,333
Efficiency Ratio	55.81%	57.04%	55.52%	56.34%	57.60%	56.12%	57.30%

Net Income, excluding after-tax merger-related expenses:
Net income	$ 17,435	$ 22,109	$ 22,874	$ 23,002	$ 22,248	$ 62,417	$ 57,760
Add: After-tax merger-related expenses (1)	6,424	451	-	31	120	6,875	7,171
Net income, excluding after-tax merger-related expenses	$ 23,859	$ 22,560	$ 22,874	$ 23,033	$ 22,368	$ 69,292	$ 64,931

Net Income, excluding after-tax merger-related expenses per diluted share:
Net income per diluted share	$ 0.44	$ 0.58	$ 0.60	$ 0.60	$ 0.58	$ 1.61	$ 1.55
Add: After-tax merger-related expenses per diluted share (1)	0.16	0.01	-	-	-	0.18	0.20
Net income, excluding after-tax merger-related expenses per diluted share	$ 0.60	$ 0.59	$ 0.60	$ 0.60	$ 0.58	$ 1.79	$ 1.75

	Period End
	Sept. 30,	June 30,	Mar. 31,	Dec. 31,	Sept. 30,
	2016	2016	2016	2015	2015
Tangible book value:
Total shareholders' equity	$ 1,347,151	$ 1,164,420	$ 1,145,910	$ 1,122,132	$ 1,115,742
Less: goodwill and other intangible assets, net of def. tax liability	(584,690)	(486,913)	(487,267)	(487,270)	(488,893)
Tangible equity	762,461	677,507	658,643	634,862	626,849

Common shares outstanding	43,860,883	38,411,343	38,362,534	38,459,635	38,517,542

Tangible book value	$ 17.38	$ 17.64	$ 17.17	$ 16.51	$ 16.27

Tangible equity to tangible assets:
Total shareholders' equity	$ 1,347,151	$ 1,674,420	$ 1,145,910	$ 1,122,132	$ 1,115,742
Less: goodwill and other intangible assets, net of def. tax liability	(584,690)	(486,913)	(497,267)	(487,270)	(488,893)
Tangible equity	762,461	677,507	658,643	634,862	626,849

Total assets	9,812,384	8,397,424	8,569,381	8,470,298	8,452,430
Less: goodwill and other intangible assets, net of def. tax liability	(584,690)	(486,913)	(487,267)	(487,270)	(488,893)
Tangible assets	$ 9,227,694	$ 7,910,511	$ 8,082,114	$ 7,983,028	$ 7,963,537

Tangible equity to tangible assets	8.26%	8.56%	8.15%	7.95%	7.87%

(1) Tax effected at 35%.